Exhibit 99.2

Non-GAAP Financial Measures

Pro forma gross profit and pro forma net income per share are “non-GAAP financial measures,” as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies.  Priceline.com believes that pro forma gross profit and pro forma net income per share that exclude certain non-cash or non-recurring income or expense items are useful for analysts and investors to evaluate priceline.com’s future on-going performance because they enable a more meaningful comparison of priceline.com’s projected cash earnings and performance with its historical results from prior periods. These pro forma metrics, in particular pro forma net income and pro forma net income per share, are not intended to represent funds available for priceline.com’s discretionary use and are not intended to represent or to be used as a substitute for operating income, net income, net income per share or cash flows from operations data as measured under GAAP.  The items excluded from these pro forma metrics, but included in the calculation of their closest GAAP equivalent, are significant components of consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance. Pro forma financial information is adjusted for the following items:

•                  Cash expenses incurred in 1st quarter 2007 associated with the settlement of the 2000 securities litigation is excluded because of the non-recurring nature of the settlement.

•                  Cash benefit recorded in 1st quarter 2007 associated with the refund by the Internal Revenue Service of excise taxes paid on merchant airline tickets is excluded because of its non-recurring nature.

•                  Amortization expense of acquisition-related intangibles is excluded because it does not impact cash earnings.

•                  Stock-based compensation expense, warrant charges and the non-cash expense associated with the payment of preferred stock dividends are excluded because they do not impact cash earnings and are reflected in earnings per share through increased share count.

•                  Option payroll tax expense is excluded because the expense is driven primarily by stock option exercise activity and the market price of priceline.com’s common stock and often shows volatility unrelated to operating results.

•                  Income tax expense is adjusted for the tax impact of certain of the pro forma adjustments described above and to exclude tax expense or benefit recorded where no actual tax payments are owed because of available net operating loss carry forwards.

•                  Minority interest is adjusted for the impact of certain of the pro forma adjustments described above.

•                  Impairment charges are excluded because they are non-cash charges and can impact comparability of earnings with historical results from prior periods

•                  Finally, for calculating pro forma net income per share:

•                  net income is adjusted for the impact of the pro forma adjustments described above

•                  fully diluted share count is adjusted to include the anti-dilutive impact of “Conversion Spread Hedges” related to priceline.com’s convertible securities that increase the effective conversion price of the 0.50% convertible notes due 2011 and 0.75% convertible notes due 2013 from their stated $40.38 conversion price to an effective conversion price of $50.47 per share.  Under GAAP, the anti-dilutive impact of the Conversion Spread Hedges is not reflected on the outstanding diluted share count until the end of the hedge when shares are delivered.

•                  All common stock warrants and unvested shares of restricted common stock, restricted stock units and performance share units are included in the calculation of pro forma net income per share because pro forma net income has been adjusted to exclude our preferred stock dividend and stock-based compensation expense.

The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States.  The attached financial and statistical supplement reconciles pro forma financial information with priceline.com’s financial results under GAAP.

priceline.com Incorporated
RECONCILIATION OF GAAP TO PRO FORMA

(unaudited)

(In thousands, except per share data)

RECONCILIATION OF GAAP TO PRO FORMA GROSS PROFIT

		Three Months Ended		Year Ended December 31,
		March 31, 2008	March 31, 2007	2007	2006	2005	2004	2003

	GAAP Gross Profit	$403,180	$301,389	$639,412	$401,099	$267,863	$198,155	$145,945

(a)	Airline excise tax refund	—	(15,878)	(18,592)	(1,600)	—	—	—
(b)	Amortization of acquired intangible assets in Cost of revenues	—	—	428	1,481	1,988	2,985	—

	Pro Forma Gross Profit	$403,180	$285,511	$621,248	$400,980	$269,851	$201,140	$145,945

(a)	Airline excise tax refund is recorded in Revenue
(b)	Amortization of acquired intangible assets is recorded in Cost of revenues

priceline.com Incorporated

RECONCILIATION OF GAAP TO PRO FORMA FINANCIAL INFORMATION

(unaudited)

(In thousands, except per share data)

		Qtr. Ended March 31,	Year Ended December 31,
RECONCILIATION OF GAAP TO PRO FORMA NET INCOME		2008	2007	2006	2005	2004	2003	2002

	GAAP Net Income (loss)	$18,154	$155,527	$72,539	$190,875	$29,997	$10,425	$(21,528)

(a)	Airline excise tax refund	—	(18,592)	(1,600)	—	—	—	—
(b)	Amortization of acquired intangible assets in Cost of revenues	272	428	1,481	1,988	2,985	—	—
(b)	Amortization of acquired intangible assets in Depreciation and amortization	6,745	25,177	23,206	16,605	4,349	—	—
(c)	Favorable litigation settlement related to credit card processing fees	—	(1,190)	—	—	—	—	—
(d)	Stock-based compensation	9,939	16,253	14,928	4,169	638	282	1,000
(e)	Securities litigation settlement, net of insurance contribution	—	55,350	—	—	—	—	—
(e)	Stock-based compensation payroll taxes	488	909	368	111	357	257	120
(f)	Impact from favorable state franchise tax determination	—	—	(1,671)	—	—	—	—
(g)	Accrued interest income on excise tax refund	—	(3,346)	—	—	—	—	—
(h)	Restructuring charge, net	—	—	135	1,664	(12)	(186)	3,483
(i)	Adjustments for the tax impact of certain of the pro forma adjustments and to exclude non-cash income taxes	2,075	(48,730)	(28,051)	(160,476)	(1,252)	—	—
(j)	Impact on minority interests of other pro forma adjustments	(324)	(881)	(1,211)	(827)	(130)	—	—
(k)	Impairment charge	—	—	1,094	—	—	—	24,229
(h)	Preferred stock dividend	—	1,555	1,927	1,854	1,512	1,490	2,344
(p)	Warrant costs and gain on sale of fixed assets	—	—	—	—	—	6,638	(166)

	Pro Forma Net Income	$37,349	$182,460	$83,145	$55,963	$38,444	$18,906	$9,482

RECONCILIATION OF GAAP TO PRO FORMA NET INCOME		Qtr. Ended March 31,	Year Ended December 31,
PER DILUTED COMMON SHARE		2008	2007	2006	2005	2004	2003	2002

	GAAP Weighted average number of diluted common shares outstanding	49,134	45,504	44,722	46,436	42,327	39,009	37,881

(l)	Adjustment for Conversion Spread Hedges	(775)	(1,202)	—	—	—	—	—
(m)	Adjustment for warrants and restricted stock	1,046	855	1,188	299	811	756	—
(n)	Adjustment for impact of EITF 04-08 on Convertible debt	—	—	(4,971)	(5,760)	(3,125)	—	—
(q)	Adjustment for dilutive stock options and warrants	—	—	—	—	—	—	1,196

	Pro Forma Weighted average number of diluted common shares outstanding	49,405	45,157	40,939	40,975	40,013	39,765	39,077

	Net income (loss) applicable to common stockholders per diluted common share
(o)	GAAP	$0.37	$3.42	$1.68	$4.21	$0.76	$0.27	$(0.57)

	Pro Forma	$0.76	$4.04	$2.03	$1.37	$0.96	$0.48	$0.24

(a)	Airline excise tax refund is recorded in Merchant Revenue .
(b)	Amortization of acquired intangible assets is recorded in Cost of revenues and Depreciation and amortization.
(c)	Favorable litigation settlement related to credit card processing fees is recorded in Sales and marketing.
(d)	Stock-based compensation is recorded in Personnel expense.
(e)	Securities litigation settlement and stock-based compensation payroll taxes are recorded in General and administrative expense.
(f)	Non-recurring impact of favorable state franchise tax determination is recorded in General and administrative expense.
(g)	Accrued interest income on airline excise tax refund is recorded in Interest income.
(h)	Restructuring charge and Preferred stock dividend are recorded in those respective expense line items.
(i)	Adjustments for the tax impact of certain of the pro forma adjustments and to exclude non-cash income taxes are recorded in Income tax benefit (expense).
(j)	Impact on minority interests of other pro forma adjustments are recorded in Equity in income (loss) of investees and minority interests.
(k)	Impairment charge in 2006 is recorded in Equity in income (loss) of investees and minority interests and in 2002 is recorded in its respective line item.
(l)

Reflects the impact of the Conversion Spread Hedges that increase the effective conversion price of the Convertible Senior Notes due September 30, 2011 and the Convertible Senior Notes due September 30, 2013 from their stated $40.38 conversion price to an effective conversion price of $50.47 per share.  Under GAAP, the anti-dilutive impact of the Conversion Spread Hedges is not reflected on the outstanding diluted share count until the end of the hedge when shares are delivered.

(m)

All common stock warrants and shares of restricted common stock, restricted stock units and performance share units are included in the calculation of pro forma net income per share because pro forma net income has been adjusted to exclude our preferred stock dividend and stock-based compensation expense.

(n)

Excludes the dilutive impact of convertible debt pursuant to EITF 04-08 for convertible debt because the common stock underlying the convertible debt was not issuable since our common stock did not trade above the contingent conversion prices.

(o)

Net income amounts used to calculate GAAP diluted earnings per share in 2006 and 2005 are adjusted to add back interest expense on convertible senior notes and preferred stock dividend in periods where the underlying shares are included in GAAP weighted average number of diluted common shares outstanding.

(p)	Warrant costs in 2003 are included in Sales and marketing. Gain on sale of fixed assets in 2002 is included in Other income.
(q)

Common share equivalents related to stock options and warrants were excluded from the calculation of GAAP net income per share because their inclusion would be anti-dilutive since there was a GAAP net loss.